SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 2, 2011

KEYUAN PETROCHEMICALS, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-124837	45-0538522
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province
P.R. China 315803
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 574-8623-2955
 (ISSUER TELEPHONE NUMBER)

Silver Pearl Enterprises, Inc.
1541 E. Interstate 30
Rockwall, Texas 75087
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

–––––––––––––––– Copies to: Hunter Taubman Weiss LLP 17 State Street, Floor 20 New York, NY 10004 Tel: 212-732-7184
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01.	Other Events

On December 2, 2011, Ningbo Keyuan Plastics Co.,Ltd ( “Ningbo Keyuan Plastics”) appointed Dr. Jingtao Ma as the new General Manager of Keyuan Plastics, effective immediately, replacing Mr. Chungfeng Tao. Ningbo Keyuan Platics is a wholly owned operating subsidiary of Keyuan Petrochemicals Inc. (the “Company”) and focused on manufacturing of various petrochemical products.

Dr. Ma joined Ningbo Keyuan Plastics in 2007 as its General Manager in charge of its sales and marketing division. He has served as a Vice President of the Company since it became a U.S. public company in April 2010. In August, 2010, Dr. Ma was appointed as the General Manager of Ningbo Keyuan Petrochemicals, Ltd. (“Ningbo Keyuan Petrochemicals”). Ningbo Keyuan Petrochemicals is an entity set up in August 2010 to facilitate the Company’s future growth and it is exclusively responsible for the sales and marketing, raw materials sourcing and market analysis for the Company.

Dr. Ma will continue to serve as Executive Vice President of the Company and the General Manager of Ningbo Keyuan Petrochemicals.  Dr. Ma has over 20 years of experience in research and development and sales and marketing in the petrochemicals industry. Prior to joining the Company in 2007, he held various management and technical positions at Sinopec Zhenhai Refining & Chemical Co. from 1992 to 2007. Dr. Ma has a Master of Science and Doctorate in Physical Chemistry from Lanzhou Chemistry & Physics Research Institute of Chinese Academy of Sciences.

Dr. Ma’s production and development expertise will allow the Company to bring cutting edge products to market quickly and also allow Mr. Tao focus on further developing SBS, petrochemicals and asphalt businesses.

SECTION 9 –Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1   Press Release dated as of December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keyuan Petrochemicals, Inc.

Date: December 5, 2011	By:	/s/ Chunfeng Tao
Name: Chunfeng Tao
Title: Chief Executive Officer